Exhibit 10.20

                                LICENSE AGREEMENT

      This License Agreement (the "Agreement") is made as of October 23, 2006 between George J. Coates and Gregory Coates, as licensors (separately and together, "Licensors") and Coates International, Ltd., a Delaware corporation ("Licensee"). This Agreement shall become effective as of the Effective Date, as defined herein.

                                    Recitals:

      1. Licensors and Licensee are parties to a license agreement, dated December 22, 1997 (Exhibit A), and George J. Coates and Licensee are parties to a license agreement, dated November 10, 2005 (Exhibit B) (together, the "Prior License Agreements").

      2. Licensee intends to sell additional shares of its common stock to certain purchasers. As a precondition thereof the placement agent is requiring that the Prior License Agreements be amended and restated, and employment agreements, in the form of Exhibit C and Exhibit D be signed with George J. Coates and Gregory Coates, respectively (the "Employment Agreements"), and Licensors acknowledge that they will benefit therefrom.

      NOW THEREFORE, for this and other valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. DEFINITIONS:

      "Additional Licensed Intellectual Property Rights" means Intellectual Property Rights (not including the Licensed Intellectual Property Rights) and any related inventions that (i) do not relate to the CSRV and (ii) that are invented or developed by one of both Licensors or as to which a Licensor acquires the right to license or sublicense during the period of time that the applicable Licensor is employed by, or a consultant to, the Licensee and a period of five years thereafter.

      "Cause" - with respect to each Licensor shall have the meaning ascribed to such term is such Licensor's Employment Agreement.

      "Commitment Period" - with respect to each Licensor shall have the meaning ascribed to such term in such Licensor's Employment Agreement.

      "CSRV" means the spherical rotary valve system developed by Licensors as it may be improved or modified from time to time.

      "CSRV Engine" shall mean an internal combustion engine which incorporates the CSRV.

      "Effective Date" means the closing by the Company of an equity investment of at least $10,000,000 (the "Investment") provided that such investment occurs on or before December 31, 2006.

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      "Field of Use" shall mean the development, manufacturing, sale and/or distribution of CSRV Engines.

      "Good Reason" - with respect to each Licensor shall have the meaning ascribed to such term is such Licensor's Employment Agreement.

      "Intellectual Property Rights" means patent rights, copyright rights (including, but not limited to, moral rights), Know-how, license rights, and any other intellectual property rights (other than trademarks) recognized by the law of any applicable jurisdiction.

      "Know-How" means trade secrets (including trade secrets as defined in the United States Uniform Trade Secrets Act and under corresponding foreign statutory law and common law), concepts, knowledge, technical information, and data including, but not limited to, algorithms, engineering, scientific and practical information and formulae, equipment designs, information or materials and commercial sources thereof, technical information recorded in reports, on drawings, in specifications and in other writings, irrespective of the form of expression or media upon or in which it is recorded, or transmitted.

      "Letter Agreement" shall mean a certain letter agreement dated July 7, 2006 by and between Licensee and WWE, a copy of which is attached hereto as Exhibit E.

      "Licensed Intellectual Property Rights" shall mean (a) the patents and patent applications listed on Appendix 1.1 hereto, (b) any patents that shall issue on any of the patent applications listed on Appendix 1.1, (c) any patents derived from continuation, continuation-in-part, divisional, reissue or reexamination applications based on the patents and patent applications referred to in clauses (a) or (b) above to the extent related to the same subject matter, (d) foreign counterparts to any of the foregoing, and (e) any other patents or patent applications, in each case owned by one or both Licensors or as to which a Licensor has the right to license or sublicense that relate to the CSRV, Licensed Intellectual Property Rights shall include any Intellectual Property Rights relating to the CSRV invented or developed by one of both Licensors or as to which a Licensor acquires the right to license or sublicense during the period of time that the applicable Licensor is employed by, or a consultant to, the Licensee and a period of five years thereafter.

      "Territory" shall mean the countries comprising North America, Central America and South America and their respective territories and possessions provided, that until the Threshold Date, "Territory" shall mean worldwide. After the Threshold Date "Territory" shall include all countries outside of North America, Central America and South America in which Licensee has sold products under this Agreement through the Threshold Date aggregating at least $5 million, but any licenses hereunder with respect to such countries shall be non-exclusive.

      "Threshold Date" shall mean the end of any four consecutive fiscal quarters in which Licensee recognizes aggregate consolidated revenue determined in accordance with U.S. generally accepted accounting principles consistently applied of $200 million.

      "WWE" shall mean Well to Wire Energy Inc., a Canada-based corporation.

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2. GRANT

      2.1 Licensors hereby grant to Licensee a sole and exclusive, fully paid-up and royalty-free, perpetual and irrevocable (subject to the termination of this Agreement) license in the Territory, with the right to sublicense, under the Licensed Intellectual Property Rights, solely in the Field of Use, to develop, make, have made, use, sell, offer to sell, lease and import products and to develop and perform processes that use any of the Licensed Intellectual Property Rights.

      2.2 Licensors hereby grant to Licensee a fully paid-up and royalty-free, perpetual and irrevocable (subject to the termination of this Agreement) license in the Territory, with the right to sublicense, under the Additional Licensed Intellectual Property Rights, solely in the Field of Use, to develop, make, have made, use, sell, offer to sell, lease and import products and to develop and perform processes that use any of the Additional Licensed Intellectual Property Rights. The license described in this Section 2.2 shall be exclusive through the earlier of the Threshold Date or December 31, 2009, and non-exclusive thereafter.

      2.3 Licensors hereby grant to Licensee during the term of this Agreement an exclusive license to use and display the trademarks owned by Licensors that are listed on Appendix 2.3 (the "Marks") as necessary or appropriate to conduct its business in the Field of Use within the Territory; provided that Licensors may require Licensee to cease or suspend use of particular Mark(s) for good cause (for example, because of Licensor's business decision to modify or abandon a Mark). Each use or display of Marks by Licensee will be in conformance with any trademark usage guidelines that Licensors may communicate to Licensee from time to time, will be subject to Licensor's prior written pproval, and will be accompanied by the appropriate service mark symbol (either "tm" or "sm") and a legend specifying that such Marks are trademarks or service marks of Licensors. Licensee will provide Licensors with a copy of any materials it has created or uses bearing any of Licensors' Marks. If Licensee's use of any Marks, or if any material bearing such Marks, is deficient in quality, as reasonably determined by Licensors, Licensee will promptly remedy such deficiencies upon receipt of written notice of such deficiencies from Licensors. Nothing herein will grant to Licensee any right, title or interest in the Marks. All goodwill resulting from Licensee's use of the Marks will inure solely to Licensors. Licensee will not, at any time during or after the term of this Agreement, register, attempt to register, claim any interest in, contest the use of, or otherwise adversely affect the validity of any of the Marks (including, without limitation any act or assistance to any act, which may infringe or lead to the infringement of any such Marks).

      2.4 In the event that the employment of a Licensor by Licensee is terminated by Licensor for Cause or if a Licensor terminates his own employment with Licensee without Good Reason prior to the Threshold Date, then the term Territory shall be permanently defined as worldwide, provided, however, that the license granted under Section 2.1 above shall be exclusive within North, South and Central America and non-exclusive elsewhere.

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      2.5 The Licensors confirm that WWE is entitled to a right of first refusal from the Licensee to market the Coates electrical generation systems worldwide, and agree that, in the event WWE exercises such right anywhere outside of the Territory, Licensors, as applicable, hereby grant Licensee any additional Intellectual Property Rights, for the sole purpose of sublicensing them to WWE, necessary for WWE to market the Coates electrical generation systems anywhere it has acquired such marketing rights from Licensee.

3. NEGATIVE COVENANTS:

      Each of the Licensors undertakes and covenants as follows:

      (a) that until the Threshold Date, he shall not sell, assign, grant any license, lien or pledge any of the Licensed Intellectual Property Rights either within or outside the Territory other than to Licensee.

      (b) in the event that his employment with Licensee is terminated by Licensee for Cause, or in the event he terminates his employment with Licensee without Good Reason, in each case prior to the Threshold Date, then such Licensor shall not sell, assign, grant any license, lien or pledge any of the Licensed Intellectual Property Rights or the Licensed Additional Intellectual Property Rights owned by him or under his control for a period of five (5) years.

      (c) That until the earlier of the Threshold Date or December 31, 2009, he will not sell, assign, grant any license, lien or pledge any of the Additional Licensed Intellectual Property Rights, and thereafter that he will not grant any licenses to the Additional Licensed Intellectual Property Rights that are inconsistent with the rights of Licensee under this Agreement

      (d) he shall not sell, assign, grant any license, lien or pledge with respect to the Intellectual Property Rights or the Additional Intellectual Property Rights that are inconsistent with the rights of the Licensee under this Agreement or that would preclude the grant of any rights to which the Licensee may be entitled under this Agreement. In the event that any of the provisions of this Section 3 are inconsistent with the provisions of Section 2, then the provision most favorable to the Licensee shall control.

4. TERM:

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      The term of this Agreement shall commence as of the Effective Date and shall remain in effect perpetually, unless terminated in accordance with the provisions of this Agreement.

5. PATENT PROTECTION AND INFRINGEMENT:

      5.1 Licensee, during the term of this Agreement, is responsible for the filing and the prosecution of all Patent Rights in North, Central and South America at Licensee's expense. If Licensee determines that it is uneconomic to file and/or prosecute any such Patent Rights in a particular country, Licensee shall notify Licensors thereof and Licensors shall have the right to prosecute the same subject to the terms of this Agreement.

      5.2 Each party shall notify the other of any instances of infringement of the Licensed Intellectual Property Rights of the Additional Licensed Intellectual Property Rights. Licensee shall have the right, but not the obligation, to bring suit at its own expense to restrain any infringement or to recover damages. If Licensee fails to challenge an instance of alleged infringement after notice to the Licensee's Board of Directors and the concurrence of a majority of the independent members of the Board of Directors, then Licensors shall have the right but not the obligation to take such action in their own name and at their own expense.

      5.3 Each party shall cooperate as is reasonably necessary in any such action brought by the other party. The party bringing the action shall have the sole right to control prosecution. Damages shall be retained by the party bringing the action. In any event, no settlement, consent, judgment or other voluntary final disposition of the suit may be entered into without the consent of Licensor, which shall not be unreasonably withheld.

      5.4 Licensee will bear all costs and expenses incurred in connection with the defense of any infringement claims against it or as a result of any settlement made or judgment rendered on the basis of such claims. Licensor will have the right, but not the obligation, to retain counsel and participate in the defense at its expense in connection with any such claim. 5.5 Subject to Section 2.5 above, Licensors shall have no responsibility with respect to Licensee's own trademarks and trade name, and Licensee in respect to the use thereof will defend, indemnify and hold harmless Licensor against any and all third party claims.

6. INDEMNIFICATION:

      Licensee shall release, indemnify and hold harmless Licensors against any and all losses, expenses, claims, actions, lawsuits and judgments thereon (including attorney's fees, and expenses through the appellate levels) ("Losses") which may be brought against Licensors as a result of or arising out of (i) any negligent or intentional act or omission of Licensee, its agents, or employees, or arising out of the use, production, manufacture, sale, lease, consumption or advertisement by Licensee or any third party of any of the Intellectual Property Rights licensed under this Agreement, or (ii) third party claims of infringement which may be asserted against Licensor or the aforementioned persons because of the manufacture, use, sale or lease, consumption or advertisement of products using the Intellectual Property Rights licensed under this Agreement. Licensee shall have the right, at its expense, to control the defense against any such claim or action. Notwithstanding the foregoing, Licensee shall not have any obligation under this subparagraph with respect to any Losses that are directly related to any breach by a Licensor of this Agreement.

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

7. WARRANTIES:

      LICENSORS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, AND HEREBY DISCLAIM ALL SUCH WARRANTIES, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF ANY INVENTION(S) OR PRODUCT, WHETHER TANGIBLE OR INTANGIBLE, LICENSED UNDER THIS AGREEMENT; OR THE MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE INVENTION OR PRODUCT; OR THAT THE USE OF THE LICENSED PRODUCT WILL NOT INFRINGE ANY PATENT, COPYRIGHTS, TRADEMARKS, OR OTHER RIGHTS. LICENSORS SHALL NOT BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL, OR OTHER DAMAGES SUFFERED BY ANY LICENSEE OR ANY THIRD PARTIES RESULTING FROM THE USE, PRODUCTION, MANUFACTURE, SALE, LEASE, CONSUMPTION, OR ADVERTISEMENT OF THE PRODUCT.

      Notwithstanding the foregoing, Licensors represent and warrant to Licensee that they have no actual knowledge of invalidity of any of the Intellectual Property Rights licensed to Licensee under this Agreement. Licensors further represent and warrant that they have the full power and authority, without any conflict with the rights of others, to grant the licenses to Licensee contained in this Agreement. Licensors will promptly bring to the attention of the Licensee any Licensed Intellectual Property Rights or Additional Licensed Intellectual Property Rights not theretofore disclosed to Licensee.

8. MARKING AND STANDARDS:

      Licensee agrees to mark Products (or their containers or labels) made, sold, or otherwise disposed of by it under the license granted in this Agreement with a proper patent notice as specified under the patent laws of the United States and with a notice of the existence of this license and a proper patent notice as specified under the patent laws of (1) the United States; and, (11) to the extent applicable, the country, other than the United States, where the Products are made, sold or otherwise disposed of by Licensee.

9. ASSIGNMENT:

      9.1 Licensee may assign its rights and obligations under this Agreement in connection with the sale of its business, by merger, sale of outstanding stock or sale or transfer of all or substantially all assets relating to the Patent Rights and the Products. Licensee may not otherwise assign this Agreement without the prior written consent of Licensor, which consent shall not be unreasonably withheld or delayed.

      9.2 This Agreement shall extend to and be binding upon the successors and legal representatives and permitted assigns of Licensor and Licensee.

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

10. TERMINATION:

      10.1 Licensors, together, and Licensee shall have the right to terminate this Agreement if the other party commits a material breach of an obligation under this Agreement and continues in default for more than sixty (60) days after receiving written notice of such default.

      10.2 If any provision of this Agreement is declared invalid by a court of last resort, or by any court, the decision of which an appeal is not taken within the time provided by law, then and in such an event, this Agreement will be deemed to have been terminated only as to the portion thereof which relates to the provision invalidated by that judicial decision, but this Agreement, in all other respects, will remain in force.

      10.3 This Agreement shall terminate automatically if Licensee ceases business operations, if Licensee files for bankruptcy or if an involuntary petition in bankruptcy is filed against Licensee and is not dismissed within 60 days.

      10.4 Upon termination, Licensee shall have the right to dispose of CSRV Products then in their possession and to complete existing contracts for such CSRV products.

      10.5 Any sublicenses granted by Licensee under this Agreement shall remain in effect after the termination of this Agreement, and shall be assigned without consideration to Licensor in the event this license terminates.

11. GOVERNING LAW:

      This Agreement shall be governed in all respects, by the laws of the State of New Jersey, including validity, interpretation and effect, without regard to principles of conflicts of law. The parties hereto irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts in the State of New Jersey for any lawsuits, actions or other proceedings arising out of or related to this Agreement and agree not to commence any lawsuit, action or other proceeding except in such courts. The parties hereto further agree that service of process, summons, notice or document by mail to their addresses set forth above shall be effective service of process for any lawsuit, action or other proceeding brought against them in any such court. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding arising out of or related to this Agreement in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or proceeding brought in any such court has been brought in an inconvenient forum.

12. SURVIVAL:

      12.1 The provisions of Sections 5, 6 and 7 shall survive the termination or expiration of this Agreement and shall remain in full force and effect.

      12.2 The provisions of this Agreement which do not survive termination or expiration hereof (as the case may be) shall, nonetheless, be controlling on, and shall be used in construing and interpreting, the rights and obligations of the parties hereto with regard to any dispute, controversy or claim which may arise under, out of, in connection with, or relating to this Agreement.

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13. AMENDMENT:

      No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by an authorized officer of the party to be bound.

14. WAIVER:

      No failure or delay on the part of a party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right will be deemed a waiver of any other right hereunder.

15. ENTIRE AGREEMENT:

      This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof, and supercedes and terminates all prior agreements respecting the subject matter hereof, whether written or oral, including, and not limited to, the Prior License Agreements.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized to be effective as of the Effective Date.


COATES INTERNATIONAL LTD.


By: __________________________          _______________________
        Name:                           George J. Coates
        Title:


                                        -----------------------
                                        Gregory Coates

Coates Trust, a trust formed under the laws of the Commonwealth of the Bahamas, having an address at Katherina Court 101, East Hill Place, Market Street, North, Nassau, the Bahamas (the "Coates Trust"), agrees that to the extent any of the Licensed Intellectual Property Rights or Additional Intellectual Property Rights licensed to Licensee hereunder are owned or under the control of the Coates Trust, the Coates Trust hereby makes the license grants contained herein as if if were the Licensors and will perform all of the covenants of the Licensors hereunder to the extent necessary to afford to Licensee the full benefits of this Agreement.


COATES TRUST


By:
    ------------------------------------
        Name:
        Title:


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List of  Exhibits and Appendixes:

Exhibit A:  License agreement, dated December 22, 1997

Exhibit B:  License agreement, dated November 10, 2005

Exhibit C:  Employment Agreement by and between George J. Coates and Licensee

Exhibit D:  Employment Agreement by and between Gregory Coates and Licensee

Exhibit E:  the Letter Agreement with WWE

Appendix 1.1:  Patents and patent applications

Appendix 2.3:  List of trademarks


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